EXHIBIT 10.16

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS

                                 AMENDMENT THREE
                                     TO THE
                            MANAGED NETWORK AGREEMENT
                                     BETWEEN
                       SPRINT COMMUNICATIONS COMPANY, L.P.
                                       AND
                               BRIDGE DATA COMPANY

The Managed Network Agreement ("Agreement") between Sprint Communications Company, L.P. ("Sprint") and Bridge Data Company ("Bridge"), having an effective date of March 1, 1995, as amended, is hereby further amended as set forth below.

WHEREAS, Sprint and Bridge have previously entered into an Agreement for the provision of managed network services; and

WHEREAS, Sprint and Bridge desire to amend the Agreement.

NOW THEREFORE, the parties mutually agree to the following:

1. Section 2. Contract Documents and Definitions. The following changes are hereby made to the Attachments:

              Attachment A is superseded in its entirety by the revised Attachment A (Scope of Work) which is hereby incorporated into the Agreement.

              Attachment B is superseded in its entirety by the revised Attachment B (Rates and Charges) which is hereby incorporated into the Agreement.

              Attachment  E  is  superseded  in  its  entirety  by  the  revised
              Attachment  E   (Performance   Specifications)   which  is  hereby
              incorporated into the Agreement.

              Attachment   F   (Facilities   Services   Agreement)   is   hereby
              incorporated into the Agreement.

 2. Section 3. Term and Extensions. Delete Paragraph (a) in its entirety and replace with the following language:

         (a) The initial term of this Agreement shall commence on the last date shown on the signature page (Effective Date), and shall continue in full force and effect through January 31, 1999 unless terminated in accordance with its provisions.

Bridge/Sprint Confidential               -1-                             1/26/96

3. Section 4. Termination by Bridge. Delete Paragraph (b) in its entirety and replace with the following language:

         (b) with liability to Sprint for the Products and Services provided prior to such termination, plus an amount equal to one hundred percent of the difference between the Minimum Commitment and the actual charges invoiced for each remaining contract year or any portion thereof.

4. Section 9. Minimum Commitment. Delete this Section in its entirety and replace with the following language:

                  BRIDGE  agrees  to  achieve  the  following   minimum   annual
                  commitments ("MAC") as follows:

                  For Bridge's domestic and international frame relay and managed router services, the following MACs apply. Contributing to this MAC are recurring charges for domestic and international access channels (ports), PVCs' IPVCs' and access line charges (including recurring Central Office Connection charges and Access Coordination Fees), and monthly equipment maintenance and management charges. The MAC is calculated after the application of any discounts.

                  MAC for 1996:     $4,100,000
                  MAC for 1997:     $5,400,000
                  MAC for 1998:     $5,400,000

         For Bridge's domestic and international SprintNet X.25 service, the following MACs apply. Contributing to this MAC are recurring charges for domestic and international dedicated access facilities ("DAFs").

                  MAC for 1996:     $1,550,000
                  MAC for 1997:     $2,160,000
                  MAC for 1998:     $2,160,000

         Sprint commits to having Bridge's X.25 Collections Network fully installed by June 1, 1996 under the following conditions:

                  a)    Sprint has received all orders by February 1, 1996; and

                  b) Sprint's failure to meet this commitment is not due to force majeure events as specified in Section 23 or Bridge's failure to perform its responsibilities.

Bridge/Sprint Confidential               -2-                             1/26/96

         If Sprint's failure to meet this commitment causes Bridge not to meet its MAC for SprintNet X.25 service, then Sprint shall reduce Bridge's 1996 MAC for SprintNet X.25 service by the amount Sprint's failure to meet the committed installation date causes Bridge not to meet the MAC.

         If Bridge fails to achieve the MAC in any of the above contract years, the amount by which Bridge fails to meet the MAC (the "shortfall") shall carry over to the following contract year, thereby increasing the following year's MAC by such shortfall amount. If Bridge fails to achieve the MAC in 1998 (as it may be adjusted), then Sprint shall extend the Term of the Agreement until total invoiced cumulative recurring charges, net of credits, exceeds $19,750,000.

5. Section 22. Assignment. Revise this paragraph in its entirety and replace with the following language:

         Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, which the other party may grant or withhold in its sole discretion. Notwithstanding the foregoing, either party may assign this Agreement or any of all of its rights and obligations hereunder, to its parent, any of its affiliates or subsidiaries upon notice to, but without the consent of, the other party. Specifically, Bridge shall have the right to assign the X.25 SprintNet Network in its entirety to any of its affiliates or subsidiaries upon notice to Sprint. No assignment of this Agreement shall relieve either party of any obligations thereunder. Any attempted assignment in violation of this Section shall be void.

6.       The following new Sections are hereby incorporated in the Agreement.

         A.       Section 32.  Exclusive Provider.

                  Bridge agrees that Sprint shall be its exclusive provider of frame relay services during the Term of this Agreement as long as Sprint complies with the terms of this Agreement. As such, Bridge shall award to Sprint one hundred percent (100%) of its frame relay business. In the event that Bridge acquires a company that has a term plan for the Products and Services with another carrier, this provision will only apply to such acquired company after the expiration of any existing term plan.

         B.       Section 33.  New Technology.

                  Sprint understands that Bridge has a substantial interest in state of the art technologies that may offer efficient and cost-

Bridge/Sprint Confidential                      -3-                      1/26/96
                  effective solutions to Bridge's telecommunications requirements. Bridge may request that Sprint provide a new technology to Bridge that would serve as a replacement for some of the Products and Services being provided by Sprint to Bridge under this Agreement ("Replacement Service"). If Sprint is unable to provide such Replacement Service under terms and rates as favorable to Bridge as those offered through any bona fide written offer to Bridge from a comparable service provider, and such Replacement Service will materially improve the performance and efficiency of Bridge's network, then Sprint agrees that it will reduce Bridge's Minimum Annual Commitment ("MAC") under this Agreement to the extent that substituting a Replacement Service for the Products and Services hereunder affects Bridge's ability to meet the MAC.

                  If Bridge or an affiliate of Bridge can provide a Replacement Service under terms and rates more favorable than Sprint's, then Sprint reserves the option to provide the transport and equipment purchases, but agrees to reduce the MAC to the extent that the decrease in management and maintenance caused Bridge not to achieve the MAC.

                  Sprint shall have the right to have an independent third party auditor examine any bona fide offer from a comparable service provider to ensure that such bona fide offer is in fact consistent with the terms as described by Bridge.

7.       Implementation Schedule for Frame Relay service.

         Sprint hereby agrees to escalate the implementation schedule under this Agreement from forty-five (45) sites per month to one hundred (100) sites per month for six (6) consecutive months. Bridge must provide Sprint with the appropriate quantity of complete orders sixty (60) days in advance of installation, and an implementation schedule to insure that one hundred (100) sites are ready for installation in each of the six (6) months.

8.       Signing Credits.

         In consideration for Bridge extending the Agreement for one additional year, Sprint agrees that Bridge will receive the below credits to be paid as follows:

                  $50,000 per month will be issued as a credit against the invoices for July through December, 1996, as long as the monthly

Bridge/Sprint Confidential                  -4-                          1/26/96
                  recurring charges for all services is $500,000 per month or greater, net of all discounts.

                  $50,000 per month will be issued as a credit against the invoices for January through December, 1997, as long as the monthly recurring charges for all services is $600,000 per month or greater, net of all discounts.

                  $50,000 per month will be issued as a credit against the invoices for January and February, 1998, as long as the monthly recurring charges for all services is $625,000 per month or greater, net of all discounts.

         No credits shall be applied in any month in which Bridge does not achieve the level of recurring charges required to receive the credits, unless the failure to achieve the level of recurring charges is directly attributable to Sprint's failure to meet the committed implementation schedule, and Sprint's failure is not due to (i) force majeure events as specified in Section 23 or (ii) Bridge's failure to perform its responsibilities.

         If Bridge terminates this Agreement for any reason prior to January 31, 1999, Bridge shall reimburse Sprint one hundred percent (100%) of the amount paid to Bridge through the effective date of termination.

         In no event will a credit issued in any given month exceed the monthly billing for that month.

         Credits to be applied under this section shall not exceed $1,800,000.

9. All other terms and conditions of the Agreement shall remain in full force and effect, except as expressly stated herein.

IN WITNESS WHEREOF, the parties have executed this Amendment Three as of the date of the last signature below.




Bridge/Sprint Confidential               -5-                             1/26/96

SPRINT COMMUNICATIONS CO., L.P.                BRIDGE DATA COMPANY

/s/ Patti Manuel                               /s/ Tom Wendel
-------------------------------------          ---------------------------------
Signature                                      Signature


Patti Manuel                                   Tom Wendel
-------------------------------------          ---------------------------------
Printed Name                                   Printed Name


President, Business Sales & Marketing          COO & President
-------------------------------------          ---------------------------------
Title                                          Title

3/1/96                                         2/22/96
-------------------------------------          ---------------------------------
Date                                           Date






Bridge/Sprint Confidential               -5-                             1/26/96

                                  ATTACHMENT E
                           PERFORMANCE SPECIFICATIONS

SECTION 1 - DOMESTIC FRAME RELAY SERVICE LEVEL AGREEMENTS
1.1      Network Availability:*
         Site Types A, B1, C1: 99.95%
         Availability  shall  be  measured  end  to  end.  Network  availability percentage is for sites located in the continental USA. Availability figure assumes four hours scheduled maintenance for each month. For sites with next day remedial hardware maintenance, the site availability will be excluded form the network availability calculation for 24 hours. If service is restored in 24 hours, the site will be considered to have met its performance requirements for that period of time. Availability is calculated based on manufacturer's statistics on
         Mean-Time-Between-Failure   ("MTBF").
         *Site  types are  defined in  Attachment  A,  Scope of Work
         Components Included:

         o All Sprint Frame Relay network components
         o DSU at Customer Site
         o Distribution Routers
         o Customers Site Routers
         o LEC
         o Dial Backup Modems

Components Excluded:

         o Scheduled maintenance downtime
         o Downtime due to any of the reasons stated in Section 23 Force Majeure
         o Downtime due to Customer inaccessibility
         o Network anomalies caused by Cascade outages or impaired performance

Calculation:

   Network    =    (24 Hours X Days in Month X # of Sites) - (Total Outage Time)
Availability       -------------------------------------------------------------
                               (24 Hours x Days in Month X # of Sites)

Total Outage Time Measurement: An outage condition exists when Customer is out of service and unable to transmit data. Sprint will analyze the out of service trouble rickets in the Sprint Trouble Reporting System (TRS). Outage time will be measured from the time the trouble ticket was opened to the time service is restored.



--------------------------------------------------------------------------------
Bridge                                E-1                       January 26, 1996
Amendment 3

All sites types A, B1, and C1 will be included in the number of sites. A minimum of 100 sites are required for this calculation.

1.2      Delay                                            192ms round Trip Delay

         This  delay  assumes  the  following   configuration   and  application
characteristics:

         o        Originating Access Speed: 56 Kbps
         o        Terminating Access Speed: T-1
         o        Average Frame Size: 64 bytes
         o        CIR Level of PVCs: 0 Kbps
         o        Average Distance of PVCs 500 miles

         Components Included:
         o        All Sprint Frame Relay network components
         o        CSU/DSU (if Sprint provided)

         Components Excluded:
         o        Network  delay does not include  delay  induced by the router.
                  Any PING test performed by Customer must subtract router delay.

         Calculation:

              Average            =          Total Network Delay for all PVCs
         Network Delay                      --------------------------------
                                                  Total Number of PVCs

         Network Delay will be measured based on Customer initiated PING test. The PING test will be done over multiple days (minimum of 30 days) to adequately determine a consistent performance level.

         Delay Administration Process:

         o        Sprint   Account   Manager   will  notify  the  SE,  NASM  (if
                  applicable),  SE Director,  NCC  Director,  NCC  Manager,  and
                  Product


--------------------------------------------------------------------------------
Bridge                                E-2                       January 26, 1996
Amendment 3

                  Marketing of customers who have signed an SLA. A short SMAIL script has been developed (Compose FR.SLA) to notify the appropriate groups.

         o Customer notifies Sprint's Service Management Center that the average Network Delay performance is non-compliant with the Service Level Agreement. The SMC opens a trouble ticket.

         o The NCC works the trouble ticket to diagnose the problem. If they are unable to diagnose or fix the problem, they will notify the SE.

         o Sprint's System Engineer will conduct Network Delay tests using datascopes and report the results to the customer and NCC.

         o If the results of the SE tests concur with the customer report, then the SE will provide the information to the NCC Technical Assistance Center (TAC) Manager.

         o TAC will work with the Customer and SE to determine root cause for the problem and resolve as quickly as possible (maximum of 60 days).

1.3      Data Delivery Rate.                         98% with 0-CIR

         Calculation:

                                                Total Egress Kiloframes
                               --------------------------------------------------------
         Data Delivery Rate  = Total Ingress Kiloframes - (Bc + Be Exceeded Kiloframes)

         Calculation is based on total monthly statistics per PVC.

         Excluded Components:

         o        Discarded Frames due to excess Bc + Be.
         o        Discarded Frames caused by Mis-matched access channel speeds.
         o        Data loss due to local exchange circuit failures.
         o        Data loss during scheduled maintenance window.
         o Data Delivery Rate percentage assumes Customer Configuration on Egress port is engineered with enough capacity to handle traffic loads from the remote sites.

SECTION 2 - GLOBAL FRAME RELAY SERVICE LEVEL AGREEMENTS


--------------------------------------------------------------------------------
Bridge                                E-3                       January 26, 1996
Amendment 3

         The following performance specifications represent Sprint's network performance objectives for its Global Frame Relay Services.

2.1      Global Network Availability Objective

         POP-to-POP                 99.22% monthly (excluding scheduled maintenance downtime)

         Availability is measured POP-to-POP. Network maintenance is generally performed Sunday mornings between 00:01 and 05:00 GMT.

2.2      Network Transmission Quality Objective

         Transmission Bit Error Rates (BER) vary by operating region.

                  Transatlantic BERs                 10(-8)

                  Transpacific BERs                  10(-7) to 10(-8)

                  European and Pacific BERs          10(-7)

2.3      Burst Capability Objectives

         Burst Capacity                     Up to Access Channel Speed
         Minimum Burst Interval             AT LEAST One Second

2.4      Data Delivery Rate Objective

         Data Delivery Rate (DDR) is the ratio of total egress frames to total input frames. Its time interval is monthly and it is a measure of frames lost in the network primarily due to transmission errors and network overloads.

                  DDR, Bc (commited bits)              >99.90%, network average
                  DDR, Be (non-commited bits)          99.00%, network average

         Total input frames do not include frames that exceed Bc+Be as would occur with mismatches in access channel speeds.

2.5      Network Delay Objects

         For delay in the global operating environment, network sites are categorized as:

         NA-E:  North America-East        Eastern US and Canada


--------------------------------------------------------------------------------
Bridge                                E-4                       January 26, 1996
Amendment 3

         NA-C:   North America-Central    Central US and Canada
         NA-W:   North America-West       Western US and Canada
         EUR-N:  Europe-North             Belgium, UK, Finland, France,
                                             Ireland, Luxembourg, Netherlands,
                                             Norway

         EUR-C:  Europe-Central           Germany, Austria, Switzerland
         EUR-S:  Europe-South             Italy and Spain
         PAC-N:  Pacific-North            Japan and Hong Kong
         PAC-WS  Pacific-West/South       Australia, New Zealand, Singapore

         Figures presented are average values of one-way network delay for 64 and 1024 byte frames. (Ninety-fifth percentile figures are approximately 2.5 time the average values). Estimated round-trip delays must consider both sides of the customer network access, CPE and other application delays.

                  Average One Way Network Delays (msec) for a 64 Byte Packet

------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
               NA-E         NA-C         NA-W         EUR-N        EUR-C        EUR-S        PAC-N        PAC-SW
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
NA-E            27           32           65           83           86           95           157          189
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
NA-C            32           25           49           86           91           101          146          174
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
NA-W            65           49           43           113          116          129          131          148
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
EUR-N           83           86           113          32           29           35           214          252
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
EUR-C           86           91           116          29           25           32           229          260
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
EUR-S           95           101          129          35           32           28           235          266
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
PAC-N           157          146          131          214          229          235          40           260
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
PAC-SW          189          174          148          252          260          266          260          275
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

         Access (Approximate one way delay for a 64 byte frame for access at various speeds (add two sides for round trip estimations)

------------------------------- ---------------------------- ---------------------------- ----------------------------
Access (Kbps)                   Delay (Msec)                 Access (Kbps)                Delay (msec)
------------------------------- ---------------------------- ---------------------------- ----------------------------
56                              20                           768                          3
------------------------------- ---------------------------- ---------------------------- ----------------------------
64                              18                           1024                         3
------------------------------- ---------------------------- ---------------------------- ----------------------------
128                             10                           1544                         3
------------------------------- ---------------------------- ---------------------------- ----------------------------
256                             6                            2048                         3
------------------------------- ---------------------------- ---------------------------- ----------------------------
512                             4
------------------------------- ---------------------------- ---------------------------- ----------------------------

         Average One way Network Delays (msec) for a 1024 Byte Packet


-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
               NA-E         NA-C         NA-W         EUR-N        EUR-C        EUR-S        PAC-N        PAC-SW
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------



--------------------------------------------------------------------------------
Bridge                                E-5                       January 26, 1996
Amendment 3

-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
NA-E           63           68           131          149          132          183          231          256
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
NA-C           68           62           116          152          137          189          211          240
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
NA-W           131          116          109          180          162          218          196          213
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
EUR-N          149          152          180          122          97           124          291          322
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
EUR-C          132          137          162          97           73           120          306          327
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
EUR-S          183          189          218          124          120          120          327          317
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
PAC-N          231          211          196          291          306          327          96           337
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
PAC-SW         256          240          213          322          327          317          337          344
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------

         Access: Approximate one way delay for a 1024 byte frame for access at various speeds (add two sides for round trip estimations)


------------------------------- ---------------------------- ---------------------------- ----------------------------
Access (Kbps)                   Delay (Msec)                 Access (Kbps)                Delay (msec)
------------------------------- ---------------------------- ---------------------------- ----------------------------
56                              167                          768                          14
------------------------------- ---------------------------- ---------------------------- ----------------------------
64                              146                          1024                         11
------------------------------- ---------------------------- ---------------------------- ----------------------------
128                             74                           1544                         8
------------------------------- ---------------------------- ---------------------------- ----------------------------
256                             38                           2048                         7
------------------------------- ---------------------------- ---------------------------- ----------------------------

         Sprint is committed to provide high quality telecommunications services to all of its customers. The following details Sprint's Service level Commitments to Customer for International dedicated X.25 service.

SECTION 3 - GLOBAL X.25 SERVICE LEVEL AGREEMENTS

3.1      X.25     Ticket Priority and Trouble Resolution Objectives

         The following tables define the ticket prioritization scheme and the service restoral objectives for international X.25 dedicated services.

         DESCRIPTION

------------------------------------------------------------ ---------------------------------------------------------
         Priority 1                                          Critical condition (entire router, PAD
                                                             Or location is out of service)
------------------------------------------------------------ ---------------------------------------------------------
         Priority 2                                          Out-of-service condition (X.25 access
                                                             facility or inoperable port on router/
                                                             PAD/switch).  Alternate backup pathway
                                                             connection functional
------------------------------------------------------------ ---------------------------------------------------------



--------------------------------------------------------------------------------
Bridge                                E-6                       January 26, 1996
Amendment 3

------------------------------------------------------------ ---------------------------------------------------------
         Priority 3                                          Service impairment condition (slow
                                                             Response, Virtual Circuit (VC)
                                                             instability).
------------------------------------------------------------ ---------------------------------------------------------

         SERVICE RESTORAL OBJECTIVES

------------------------------------------------------------ ---------------------------------------------------------
         Priority 1                                          4 hours
------------------------------------------------------------ ---------------------------------------------------------
         Priority 2                                          12 hours
------------------------------------------------------------ ---------------------------------------------------------
         Priority 3                                          5 days
------------------------------------------------------------ ---------------------------------------------------------

         Problems reported after 1700 hours or any time on Saturdays, Sundays, or local holidays are expected to be resolved within the presubscribed period beginning at 0800 hours local time on the next business day.

         Sprint requires that a Customer representative be available at the affected site throughout the identification, repair and confirmation process.

3.2      SprintNet X.25 International Service Credits

         Sprint shall award a SprintNet X.25 Service Credit as follows:

         For a Priority 1 outage with an actual SprintNet outage greater than eight (8) hours Sprint shall award a Service Credit equal to 1/30 of the monthly non-usage based recurring X.25 Charge for the affected site. For each additional eight hours of actual outage, Sprint shall award an additional Service Credit equal to 1/30 of the monthly X.25 Network Charge for that site. Service Credits shall only be awarded for eight hour outage increments.

         For example, for a Priority 1 problem which exists for sixteen (16) hours, Sprint shall issue a Service Credit equal to 1/15 of that month's non-usage based X.25 Charges for the affected site. For a Priority 1 problem which exists for thirteen (13) hours, Sprint shall issue a Service Credit equal to 1/30 of that month's X.25 Network charge for the affected site.

         Outage time will be measured from the time a trouble ticket is opened to the time service is restored, utilizing the service trouble tickets in the Sprint Trouble Reporting System (TRS). No time between 1700 hours and 0800 hours local time of the next business day, or any time between tickets opened on Saturdays, Sundays, or local holidays and 0800 hours of the next business day will be included in outage time calculations.

         Sprint shall only award Service Credits for Priority 1 problems.



--------------------------------------------------------------------------------
Bridge                                E-7                       January 26, 1996
Amendment 3

         Any troubles resulting from a problem with Customer provided equipment, software, applications, or personnel will not be included.




--------------------------------------------------------------------------------
Bridge                                E-8                       January 26, 1996
Amendment 3

                                  ATTACHMENT F

                        FACILITIES AND SERVICES AGREEMENT

This Facilities and Services Agreement ("Agreement") sets forth the terms and conditions which shall govern Customer's lease of certain space at Sprint's Point-of-Presence ("POP") for the purpose of locating certain Customer-provided equipment at such space.

         1. TERM. The term of this Agreement ("Term") shall coincide with the period set forth in Section 3 of the Managed Network Agreement between Sprint and Customer as amended, unless terminated by either Party pursuant to the provisions of Paragraph 16 herein. The Term of this Agreement shall be automatically renewed for successive one year periods, unless either Party provides written notice of termination ninety (90) days prior to the end of the then current Term.

         2. EQUIPMENT RACK SPACE. Sprint agrees to lease to Customer, and Customer agrees to lease from Sprint, during the Term, floor space and such other space as is reasonably necessary for the installation of Customer provided equipment ("Equipment Rack Space") at the Sprint POP site(s) specified on Exhibit "A" attached hereto. Access to the Equipment Rack Space shall be provided to Customer at all times upon reasonable advance notice to Sprint, by Sprint escort only, at such rates as are set forth in Paragraph 7 hereof. Customer accepts the Equipment Rack Space "as is" and hereby covenants and agrees to use the Equipment Rack Space for the purposes herein set forth and for no other purpose and in strict accordance with the terms and conditions of any applicable Sprint leases, and further agrees to not do, or omit to do, anything which will breach any of the terms or conditions of such applicable Sprint leases or cause damage and/or injury to the property and/or personnel of Sprint and/or other Sprint customers.

         For lease of the Equipment Rack Space during the Term, Customer shall pay Sprint (i) non-recurring site preparation charge of * per each instance of rack and/or ancillary services installation activity which includes up to two
(2) consecutive working days for installation supervision and escort (thereafter, the escort rates as outlined in Paragraph 7 herein will apply); and
(ii) a monthly recurring fee of *per each Equipment Rack Space per Sprint POP site used, which shall include the cost of electrical power furnished to Customer by Sprint hereunder. The non-recurring site preparation charge and monthly recurring fee shall not begin until the equipment specified in Exhibit A is installed.

* CONFIDENTIAL TREATMENT REQUESTED
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Bridge                                F-1                       January 26, 1996
Amendment 3

         3. SITE CLEAN UP. Customer will be responsible for removal of all installation material and clean up of effected POP site(s) after completion of Customer equipment installation in the Equipment Rack Space.

         4. DEMARCATION POINT. The point at which the Customer's network interconnects with the Sprint network shall be the Sprint provided DSX cross connect (interface) at each Sprint POP site. This point will be referred to as the Demarcation Point. The Demarcation Point will designate where the division of responsibility of providing service and connectivity takes place. Customer shall provide the necessary interface cabling to the Demarcation Point. Sprint will be responsible for the service from the Demarcation Point through the completion of the circuit through the Sprint network. The Customer will be responsible for the service from the Demarcation Point at each Sprint POP site to the Customer's premises.

         5. INSTALLATION AND TESTING. Customer shall engineer, furnish, install and test, at its sole cost and expense, all Customer supplied equipment in the Equipment Rack Space. Prior to installation, this Agreement shall be fully executed by both Parties or otherwise incorporated into any existing agreement between the Parties, and Customer shall submit to Sprint for its approval all engineering plans and specifications pertaining to Customer supplied equipment to be installed in the Equipment Rack Space. Installation and testing by Customer of equipment located in the Equipment Rack Space shall at all times be under the direct supervision of a Sprint escort. Title to equipment furnished by Customer hereunder shall, at all times, remain in Customer. All equipment supplied by Customer shall be labeled by the Customer as such.

         6. EQUIPMENT MAINTENANCE. During the Term, Customer shall provide maintenance on all Customer supplied equipment installed in Equipment Rack Space.

         All requests for escort service are to be made to the appropriate POP site or Sprint designated location for each Equipment Rack Floor Space location. Contact telephone numbers for each POP site are specified on EXHIBIT A, and can be called 24 hours per day, 7 days a week.

7. ESCORT RATES. Sprint will provide escort service for the Customer to maintain equipment as aforesaid, on a per call basis at the rate of * per hour. Escort services are provided for emergency repair and routine maintenance under guidelines as specified in Paragraph 22.

* CONFIDENTIAL TREATMENT REQUESTED
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Bridge                                F-2                       January 26, 1996
Amendment 3

         The foregoing rate shall apply to all Customer escort requests and are subject to a one (1) hour minimum charge per call as well as the specifications as noted in EXHIBIT A.

         8. PERMITS AND FEES. Customer will be responsible for any permits and/or fees, as required, between the Demarcation Point at each Sprint POP site to the Customer's premises.

         9. ORDER ADMINISTRATION. Customer shall place orders from time to time during the Term for Sprint services to be provided hereunder by submitting to Sprint such information as Sprint shall reasonably request.

         10. POWER. During the Term, Sprint shall furnish to Customer electrical power necessary to meet the reasonable requirements of Customer at the POP site(s) specified on Exhibit A. If the power provided by Sprint causes interference with the proper operation of Customer's equipment, the Customer will be responsible for providing at Customer's sole expense any filtering or regulation devices within the Equipment Rack Space, to correct the interference.

         11. TRANSFER, SALE AND ASSIGNMENT. Customer shall not sell, assign, transfer or otherwise encumber any interest it has hereunder or may have in the Equipment Rack Space, the POP(s), POP site(s), or Sprint-supplied equipment therein, or any portion thereof, by virtue of this Agreement, without the prior written consent of Sprint, which shall not be unreasonably withheld.

         12. NOTICES. Any notices or communications required or desired to be given in connection with this Agreement shall be in writing and shall be delivered to the applicable Party by hand or by U.S. Certified Mail, return receipt requested, addressed as follows:

         Sprint:         Sprint Communications Company L.P.
                         9350 Metcalf Avenue
                         Overland Park, KS 66212
                         Attn:  Network Real Estate Acquisition & Administration

         With a copy to: Sprint Communications Company L.P.
                         8140 Ward Parkway
                         Kansas City, MO 64114
                         Attn:  General Counsel

         Customer:


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Bridge                                F-3                       January 26, 1996
Amendment 3

         Any notice given under this Agreement shall be effective upon receipt of notice by the other Party. Either Party may change the above address by written notice to the other Party as provided above.

         13. WARRANTIES. THE PARTIES DO NOT MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE POP SITE(S) AS LISTED ON EXHIBIT A, ANY EQUIPMENT PLACED THEREIN AND OTHER SERVICES, MATERIALS AND EQUIPMENT PROVIDED HEREUNDER, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         14. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY HEREUNDER BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF REVENUE, LOSS OF CUSTOMERS OR CLIENTS, LOSS OF GOODWILL OR LOSS OF PROFITS, ARISING IN ANY MANNER FROM THIS AGREEMENT AND THE PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS HEREUNDER. FURTHERMORE, IN NO EVENT WILL SPRINT BE LIABLE TO CUSTOMER FOR ANY DAMAGES, DIRECT OR INDIRECT, TO CUSTOMER SUPPLIED EQUIPMENT ARISING OUT OF CUSTOMER'S USE OF THE POP SITE(S) LISTED ON EXHIBIT A OR THE SERVICES PROVIDED HEREUNDER, UNLESS SUCH DAMAGES ARE THE RESULT OF SPRINT'S NEGLIGENCE OR WILLFUL MISCONDUCT. SPRINT SHALL TAKE REASONABLE PRECAUTIONS TO PROVIDE A SECURE ENVIRONMENT FOR CUSTOMER SUPPLIED EQUIPMENT.

         15.      INDEMNIFICATION.

                  15.1  Customer  shall  indemnify,  defend  and  hold  harmless
         Sprint, its directors, officers, employees, trade contractors, suppliers, successors and assigns from any loss, damage, cost of defense (including reasonable attorneys' fees and court costs), and injuries, including death to any person, arising out of this Agreement (including any breach hereof by Customer) to the extent caused by the negligence or willful misconduct of Customer, its agents or employees.



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Bridge                                F-4                       January 26, 1996
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

                  15.2 Sprint shall indemnify, defend and hold harmless Customer, its directors, officers, employees, trade contractors, suppliers, successors and assigns from any loss, damage, cost of defense (including reasonable attorneys' fees and court costs), and injuries, including death to any person, arising out of this Agreement (including any breach hereof by Sprint) to the extent caused by the negligence or willful misconduct of Sprint, its agents, or employees.

         16.      TERMINATION OF SERVICES/FACILITIES:  COMPLIANCE.

                  16.1  Sprint may limit the use of the Equipment  Rack Space or any portion thereof by Customer hereunder when necessary because of conditions beyond its control as set forth in Paragraph 23. In addition, Sprint reserves the right at all times during the Term to suspend any and all services and/or facilities to be provided hereunder, including, without limitation to furnishing of electrical power, and remove, change or otherwise terminate the operation of Customer-supplied equipment installed in the Equipment Rack Space without notice, if Sprint deems, in its sole discretion, that such action is necessary to protect the public or Sprint personnel, agents, and Sprint facilities or services from damages or injury of any kind. Sprint may also effect such action after notice to Customer in accordance with Paragraph 20 hereof. Where possible, Sprint will notify Customer promptly of such action and work in cooperation with Customer to effect such remedies so as to permit the Customer-supplied equipment to be returned to operation in an acceptable manner. All Customer-supplied equipment installed in the Equipment Rack Space shall comply with all applicable laws, regulations and standards, including, without limitation, those standards established by Sprint, and shall be maintained by Customer in a manner so as to ensure continued compliance therewith and so as to avoid hazard or damage to Sprint facilities or injury to Sprint employees, agents and suppliers or to the public. In the case where additional protection facilities are required, the same shall be provided by Customer, at Customer's sole expense. Sprint shall maintain the environmental parameters of the Equipment Rack Space within customary limits for commercial operation so long as Customer maintains Customer-supplied equipment installed therein in accordance with the applicable specifications.

                  16.2 Either Party may terminate this Agreement at any time by giving written notice as outlined in Paragraph 12. The maximum liability to the Customer, due to termination, will be six (6) months of rental charges for each Equipment Rack Space as stated in Paragraph 2, Equipment Rack



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Bridge                                F-5                       January 26, 1996
Amendment 3

         Space, from the date of termination and any charges associated with Sprint escort during equipment removal.

         17.      INSURANCE.

                  17.1 CUSTOMER'S INSURANCE. Customer shall, at its own expense, procure and maintain throughout the Term, the following insurance from an insurance company or companies of recognized financial responsibility: (i) Comprehensive General Liability insurance, including Contractual Liability, insuring against liability for Personal Injury or death, Property Damage or other loss in amount of not less than $5,000,000 Combined Single Limit with respect to any occurrence, and (ii) Comprehensive Automobile Liability insurance insuring the ownership, maintenance or use of owned, non-owned or hired automobiles in an amount not less than $1,000,000 Combined Single Limit for Bodily Injury or Property Damage for any one accident, (iii) Worker's Compensation insurance, including Employer's Liability with limits of not less than $100,000 per accident, in compliance with any Worker's Compensation or similar statute in the State where any work is performed. The insurance specified in subparagraphs i and ii shall name Sprint as Additional Insured. Customer shall deliver to Sprint, prior to and as a condition of its use of the Equipment Rack Space, a
         Certificate of Insurance evidencing all of the above insurance requirements and shall indicate that Sprint shall be notified not less than thirty (30) days prior to any cancellation or material change in any coverage. In no event shall the limits of said policies be considered as limiting the liability of Customer under this Agreement. Customer may not enter Sprint's POP locations if the provisions of this paragraph have not been met.

         18. GOVERNING LAW. This Agreement shall be constructed under and enforced in accordance with, and the validity and performance hereof shall be governed by, the laws of the State of Kansas.

         19. ENTIRE AGREEMENT. This Agreement supersedes and replaces any prior agreements, understanding or arrangements, whether oral or written, heretofore made between the Parties and relating to the subject matter hereof. This Agreement shall not be modified, changed, altered or amended except by an express written agreement signed by duly authorized representatives of both of the Parties hereto.

         20. DEFAULT. In addition to any right of termination provided for elsewhere herein, the non-defaulting Party hereto may terminate this Agreement upon the occurrence of any of the following events which shall constitute a default hereunder:



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Bridge                                F-6                       January 26, 1996
Amendment 3

                  (a) Material breach of this Agreement after notice of such breach and failure of the breaching Party to cure such breach within thirty (30) days of receipt of such notice;
                  (b) A final determination by any governmental entity having jurisdiction over the facilities and/or services provided under this Agreement that the relationship of Sprint and Customer and/or the facilities and/or services provided hereunder are contrary to then existing laws; or
                  (c) The filing of bankruptcy by either Party under any federal, state or municipal bankruptcy or insolvency act, or the appointment of a receiver or any act or action constituting a general assignment by either Party of its properties and interest for the benefit of its creditors.
         Upon the occurrence of a default by either Party, the other Party may exercise one or more of the following remedies: (i) terminate this Agreement as aforesaid; and/or (ii) exercise any other rights or remedies which may be available at law or in equity. Upon the occurrence of a default, the prevailing Party shall have all reasonable expenses (including court costs and reasonable attorneys' fees) paid by the other Party.
         21. PAYMENTS. All charges incurred by Customer hereunder will be invoiced monthly by Sprint. Total Customer recurring and non-recurring Equipment Rack Space lease charges for the Term of this Agreement are shown on Exhibit A and are based upon the rates set forth in Paragraph 2, Equipment Rack Space, and the POP site(s) and quantities of Equipment Rack Space(s) as shown on Exhibit A hereof. Escort charges will be charged and invoiced monthly in accordance with the terms set forth in Paragraph 7 herein. All amounts stated on each invoice shall be due and payable within thirty (30) days of receipt of said invoice. The charges for service provided hereunder are exclusive of any applicable sales, use, excise and like taxes which will be separately stated and included on each applicable invoice. All charges for services provided hereunder that remain unpaid for a period of 10 days or more after written notice thereof, shall be subject to interest thereon at a rate of the lesser of 18% per annum or the maximum rate allowable by applicable law.
         22. RESPONSE TIME. In the performance of its obligations hereunder, Sprint shall endeavor to respond to a Customer request for escort service hereunder within (i) one (1) hour when notified by Customer from 8:00 a.m. - 5:00 p.m. on business days and when such request pertains to a manned POP site,
(ii) within three (3) hours when notified by Customer at any other time for a manned POP site, and (iii) within four (4) hours for an unmanned POP site at any time. THE ABOVE RESPONSE TIMES APPLY TO CUSTOMER EMERGENCY REPAIR SITUATIONS ONLY. THESE RESPONSE TIMES ASSUME THAT NO EMERGENCY REPAIRS ARE IN PROGRESS ON THE SPRINT NETWORK IN THIS AREA. Emergency Repairs on the Sprint network will take precedence over escort services which may cause lengthening of the response times. For routine maintenance, 72 hours notice is required. Route maintenance will only



--------------------------------------------------------------------------------
Bridge                                F-7                       January 26, 1996
Amendment 3
be allowed between the hours of 8:00 a.m. and 5:00 p.m. Monday through Friday, with holidays excluded. Service affecting routine maintenance may be accomplished outside of the normal routine maintenance window, but requires 120 hour advance notification. When escort service is provided by Sprint, both the Sprint representative and Customer representative will sign a CPE Repair/Vendor Escort Record form confirming the location, time, and date the escort service took place.

         23. INABILITY TO PERFORM. Neither Party shall be responsible for delays in the performance of its obligations hereunder caused by events beyond its reasonable control.



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Bridge                                F-8                       January 26, 1996
Amendment 3